Exhibit 99.1

RESOLUTE ENERGY CORPORATION ANNOUNCES PRICING OF $150 MILLION

ADD-ON OFFERING OF 8.50% SENIOR NOTES DUE 2020

Denver, Colorado — December 6, 2012 — Resolute Energy Corporation (“Resolute” or the “Company”) (NYSE: REN) announced today the pricing of its private placement of an additional $150 million in principal amount of its 8.50% senior notes due 2020 (“Senior Notes”). The Senior Notes will be issued at 101.25% of par. The offering is expected to close on December 10, 2012, subject to customary closing conditions. The Senior Notes will be general unsecured senior obligations of the Company and guaranteed on a senior unsecured basis by the Company’s existing subsidiaries.

Resolute intends to use the net proceeds from the Senior Notes offering to fund its pending acquisition of Permian Basin oil and gas assets for approximately $120 million, to repay indebtedness under its revolving credit facility, which matures in April 2017, and for general corporate purposes. However, the offering of Senior Notes is not conditioned on such acquisition. If the pending acquisition is not consummated, Resolute plans to use the net proceeds of the sale of the Senior Notes to repay indebtedness under its revolving credit facility, to develop its existing assets and for general corporate purposes.

The Senior Notes have not been registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and state securities laws. This announcement shall not constitute an offer to sell or a solicitation of an offer to buy the Senior Notes, nor shall there be any sale of the notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “poised,” “believes,” “predicts,” “potential,” “continue” and similar expressions are intended to identify such forward-looking statements. Such forward looking statements include statements regarding the offering of the Senior Notes and the uses of the proceeds thereof. Forward-looking statements in this press release include matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: the volatility of oil and gas prices; inaccuracy in reserve estimates and expected production rates; discovery, estimation, development and replacement of oil and gas reserves; the future cash flow, liquidity and financial position of Resolute; the success of the business and financial strategy, hedging strategies and plans of Resolute; the amount, nature and timing of capital expenditures of Resolute, including future development costs; availability and terms of capital; the effectiveness of Resolute’s CO2 flood program; the potential for downspacing or infill drilling in our areas of operations, or obstacles thereto; the timing of issuance of permits and rights of way; the timing and amount of future production of oil and gas; availability of drilling, completion and production personnel, supplies and equipment; the completion and success of exploratory drilling; potential delays in the completion, commissioning and optimization schedule of Resolute’s gas gathering and facilities construction projects; operating costs and other expenses of Resolute; the success of prospect development and property acquisition and integration by Resolute; the success of Resolute in marketing oil and gas; competition in the oil and gas industry; the impact of weather and the occurrence of disasters, such as fires, floods and other events and natural disasters; environmental liabilities; anticipated supply of CO2, which is currently sourced exclusively under a contract with Kinder Morgan CO2 Company, L.P.; operational problems or uninsured or underinsured losses affecting Resolute’s operations or financial results; government regulation and taxation of the oil and gas industry, including the potential for increased regulation of underground injection and fracing operations; changes in derivatives regulation; developments in oil-producing and gas-producing countries; Resolute’s relationship with the Navajo Nation and the local Navajo community in the area in which Resolute operates; and the success of strategic plans, expectations and objectives for future operations of Resolute. Actual results may differ materially from those contained in the forward-looking statements in this press release. Resolute undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. You are encouraged to review Item 1A.—Risk Factors and all other disclosures appearing in the Company’s Form 10-K for the year ended December 31, 2011 and the Form 10-Q for the quarter ended March 31, 2012, and subsequent filings with the Securities and Exchange Commission for further information on risks and uncertainties that could affect the Company’s businesses, financial condition and results of operations. All forward-looking statements are qualified in their entirety by this cautionary statement.

Contact:

HB Juengling

Vice President—Investor Relations

Resolute Energy Corporation

303-534-4600

hbjuengling@resoluteenergy.com